Exhibit 15.19

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-238142, No. 333-227816, No. 333-282163) of Lithium Argentina AG of our report dated March 20, 2026 relating to the financial statements of Minera Exar S.A., which appears in this Form 20-F.

/s/ PRICE WATERHOUSE & CO. S.R.L.

------------------------------------------------------------------------

/s/ Juan Manuel Gallego Tinto

Buenos Aires, Argentina

March 23, 2026

Price Waterhouse & Co. S.R.L., Bouchard 557, 8th floor, C1106ABG - Autonomous City of Buenos Aires, Argentina

T: +(54.11) 4850.0000, www.pwc.com/ar

www.pwc.com.ar	Price Waterhouse & Co. S.R.L., Bouchard 557, 8th floor, C1106ABG - Autonomous City of Buenos Aires, Argentina, T: +(54.11) 4850.0000